          77                                                        Exhibit 2.04

                                                                   29th May 1998

                               Purchase Agreement



                                     between


                            EIO Morphy Richards GmbH
                                  ("Purchaser")


                                       and


     (Shop-Vac Vertriebs-GmbH, Werthe, Josef-Baumann-Str. 21, 44005 Bochum,
               represented by its Geschaftsfuhrer Matthew Miller)
                                   ("Seller")

                                       and


              Shop-VacCorporation, a United States corporation with
                principal office at 2323 Reach Road, Williamsport
                          Pennsylvania 17701 - 0307 USA
                                  ("Guarantor")




                                  (Paragraph) 1
                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

1. Purchaser, acquires all assets as recorded in the balance sheet at Annex 1 and as further developed and recorded (e.g. sale and purchase of assets) as per Closing Date in the ordinary course of business, goodwill, the name and customer-relationships and any asset disclosed to the Purchaser in writing.














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                                      2 / 5

2. Purchaser assumes and holds harmless Seller from all liabilities as recorded in the balance sheet at Annex I and as further developed and recorded (e.g. discharge of liabilities and new liabilities as per Closing Date in the ordinary course of business together with those liabilities listed in Annex II.

3. The equity acquired by Purchaser thus shall be the net asset value of DM 1,492,000 as per 31st December, 1997 plus or minus the profit or loss as developed and recorded in the normal course of business until Closing Date.

4. In addition, Seller assigns herewith its non-recorded VAT refund claim for the fiscal year 1994 to Purchaser and commits itself immediately to sign the official VAT refund form at Purchaser's request.

5. Further, Purchaser assumes the non-recorded liabilities under the existing property lease of Seller. Seller confirms that the lease is terminated as per 31st August, 1998.

                                  (Paragraph) 2
                                 PURCHASE PRICE

The Purchase Price shall be: US $ 230,000.

                                  (Paragraph) 3
                                  CLOSING DATE

Closing Date will be the date hereof.

                                  (Paragraph) 4
                                   LIABILITIES

1. Seller will use reasonable endeavours to ensure that no creditor of the business (including trade agents) will raise claims against Purchaser for any liability which has its cause prior to Closing Date and which is not recorded in the books of the company; this also applies to tax liabilities.

2. Seller and Guarantor will indemnity Purchaser for any liability suffered by Purchase., which has its cause in any activity related with the business prior to Closing Date and which has not been recorded in the books of the





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                FEDDERSEN LAULE SCHERZBERG & OHLE HANSEN EWERWAHN

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         company  except  for  the  non-recorded   liabilities  referred  to  in
         paragraph 1 - 5 above or described in Annex II.

                                  (Paragraph) 5
                                TRANSFER OF TITLE

         The parties agree herewith on the transfer of title/rights of all assets on Closing Date.

                                  (Paragraph) 6
                                   WARRANTIES

1.       All assets will be transferred in their actual condition,

2. The transferred assets are free from any encumbrances or rights of third parties. Insofar as the sold assets are encumbered by third Party rights on Closing Date (e.g. security title, mortgage liability, retention of title, at al.), Seller and Guarantor shall undertake the necessary steps to have the encumbrances on such assets released.

                                  (Paragraph) 7
                                    CONTRACTS

1. Purchaser will take over the contracts of the business. Purchaser assumes all rights and obligations under such contracts arising after Closing Date (in addition to those liabilities set out in Annex 2).

2. The contracting parties will inform the parties to such contracts and will jointly request the consent to the transfer of the contracts to Purchaser.

3. In the event that a consent to such a transfer will not be granted or will only be granted at disadvantageous conditions, the contracting parties agree to proceed as follows:

         (1) The contract will be continued vis-a-vis the third party by Seller.

         (2) With respect to the relationship between Purchaser and Seller, the risk and the benefit of the contract is for the account of Purchaser.







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         (3) The parties will put each other in the same position that they would hold if the contract had been transferred to Purchaser,

4.       Insofar as Seller has provided performance securities for the lease (e.
         g. "Mietburgschaft"), Purchaser shall indemnity Seller from such liabilities out of such securities which are based on a cause established after Closing Date and shall following the Closing Date procure the release of Seller from such performance securities.

                                  (Paragraph) 8
                                   LITIGATION

Seller  currently  pursues two lawsuits in which Seller claims  approximately DM
1.3 million from a Russian customer and approximately DM 420;000 from a former German employee. Those lawsuits remain with Seller provided that if any amount in respect of such law suits is recorded as an asset (net of applicable reserves) in the balance sheet at Annex 1 and Seller recovers any amount in respect of the same, Seller shall pay the net amount so recorded to Purchaser.

                                  (Paragraph) 9
                              EMPLOYMENT CONTRACTS

1. Purchaser shall take over the four employment contracts mentioned in Annex 3 subject to the conditions mentioned in Annex 3.

2. Seller shall Indemnify Purchaser if Purchaser has to assume the employment contracts subject to conditions less advantageous than the conditions of the employment contracts mentioned in Annex 3.

                                 (Paragraph) 10
                                    GUARANTEE

Guarantor hereby guarantees the performance of all obligations of Seller under this Agreement.











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                                 (Paragraph) 11
                               GENERAL PROVISIONS

1.       This contract shall be governed by German law.


2. If any provision under this contract is invalid, the remaining provisions shall not be affected and the parties shall agree on a provision which is as close as legally possible to the Invalid provision.






    \s\ Sean O'Driscoll
----------------------------------
EIO Morphy Richards GmbH



     \s\ Matthew Miller
----------------------------------
Shop-Vac Vertriebs-GmbH



      \s\ Matthew Miller
----------------------------------
Shop-Vac Corporation















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                                                                        Annex 3


                              EMPLOYMENT CONTRACTS

1. Michael Parzer: No written employment contract available; according to payroll accounting, Mr. Parzor has a monthly salary of DM 4,000.

2.       Helmut Machhoiz, Salary: 13 times DM 4,800 plus DM 500 guaranteed bonus

3. Michael Daub. No written employment contract available. Salary: DM 5,500 according to payroll accounting.

4. Michaela Wenk: No written employment contract available. Salary: DM 4,500 according to payroll accounting.






























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